SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 10, 2005

INVITROGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25317	33-0373077
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 Faraday Avenue, Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 603-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 230.13e-4(c))

Item 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 10, 2005, the Company participated in the J.P. Morgan Healthcare. At the conference the Company made a brief comment regarding its expected financial results for the fiscal year ended December 31, 2004. The live presentation was available to the public via a website. A copy of the transcript of the presentation is attached hereto as Exhibit 99.1.

Certain of the information set forth in the transcript may be considered non-GAAP financial measures. The Company has regularly reported pro forma results which exclude merger related amortization and business integration costs to provide a supplemental comparison of results of operations. Management excludes these costs when analyzing operations since they are principally non-cash or other costs resulting primarily from business restructurings or purchase accounting that are separate from ongoing operations. Management also believes that the pro forma results provide investors with additional useful information concerning the Company’s ability to generate positive cash flows. The pro forma results should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit	Description
99.1	Transcript of the presentation made January 10, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invitrogen Corporation

Date: January 11, 2005	By:	/s/ John M. Radak
John M. Radak Vice President, Finance and Principal Accounting Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Transcript of the presentation made January 10, 2005.